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                                                                   Exhibit 10.50

                          AMENDED AND RESTATED CHARTER

                                       OF

                  CORRECTIONAL MANAGEMENT SERVICES CORPORATION

         Correctional Management Services Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Tennessee Business Corporation Act, as amended (the "Act"), does hereby certify that:

         I. The Board of Directors of the Corporation, by written consent executed in accordance with Section 48-18-202 of the Act on September 21, 1998, recommended the amendments included in the Amended and Restated Charter ("Amended and Restated Charter") set forth below as the Charter of Corporation.

         II. By written consent, executed in accordance with Section 48-17-104 of the Act, on September 21, 1998, the sole and exclusive shareholder of the Corporation approved and adopted the amendments included in the Amended and Restated Charter set forth below.

         III. The Amended and Restated Charter has been duly adopted pursuant to Sections 48-20-103 and 48-20-107 of the Act.

         The adopted Amended and Restated Charter of Correctional Management Services Corporation is as follows:

         1. The name of the Corporation is Correctional Management Services Corporation.

         2. The Corporation is for profit.

         3. The street address of the Corporation's principal office is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson

         4. (a) The name of the Corporation's initial registered agent is Linda G. Cooper.

            (b) The street address of the Corporation's initial registered office in Tennessee is:

                 10 Burton Hills Boulevard
                 Nashville, Tennessee 37215
                 County of Davidson



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         5. The name and address of the incorporator is:

                 Albert J. Bart, Esq.
                 Stokes & Bartholomew, P.A.
                 424 Church Street, Suite 2800
                 Nashville, Tennessee 37215

         6. The Corporation is authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation shall have authority to issue is Two Hundred Fifty Million (250,000,000) shares, consisting of Two Hundred Million (200,000,000) shares of Common Stock having $0.01 par value per share ("Common Stock") and Fifty Million (50,000,000) shares of Preferred Stock having $0.01 par value per share ("Preferred Stock"). The Common Stock shall be divided into two classes, of which One Hundred Million (100,000,000) shares shall be designated and constitute Class A Common Stock (the "Class A Common Stock") and One Hundred Million (100,000,000) shares shall be designated and constitute Class B Common Stock (the "Class B Common Stock"). The Class A Common Stock and the Class B Common Stock shall have all rights, powers, and privileges accorded common stock under the Tennessee Business Corporation Act, as amended, and the Charter and Bylaws, each as amended, of the Corporation, except that the holders of the Class B Common Stock shall have no voting rights except as might otherwise be required by law. Any dividends or distributions, when and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation legally available therefor, shall be paid, and any distribution of the assets of the Corporation upon the liquidation, dissolution, or winding up of the Corporation shall be made, to the holders of the Class A Common Stock and the Class B Common Stock pari passu.

         The shares of Preferred Stock may be issued from time to time in one or more series, each such series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors is hereby vested with the authority to divide any or all classes of Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established.

         7. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Charter in the manner now or hereafter prescribed by the laws of the State of Tennessee. All rights herein conferred to the shareholders are granted subject to this reservation.

         8. The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Tennessee.

         9. To the fullest extent permitted by the Tennessee Business Corporation Act as in effect on the date hereof and as hereafter amended from time to time, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. If the Tennessee Business Corporation Act or any successor statute is amended after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Tennessee Business Corporation Act, as so amended


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from time to time. Any repeal or modification of this Paragraph 9 by the shareholders of the corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to events occurring prior to such time.

         10. The Corporation shall not be merged with or sold to another entity without the prior consent of the holders of 80.0% of the capital stock of the Corporation.

                                              CORRECTIONAL MANAGEMENT
                                              SERVICES CORPORATION


                                              By:  /s/ Doctor R. Crants
                                                  ----------------------------
                                                       Chief Executive Officer

Attest:


By:   /s/ Darrell K. Massengale
      -------------------------
          Secretary